77I: Amendment to Articles of Incorporation regarding reverse stock split involving the following Portfolios:

Maxim Bond Portfolio, Maxim Stock Index Portfolio, Maxim U.S. Government Securities Portfolio, Maxim Bond Index Portfolio, Maxim U.S. Government Mortgage Portfolio, Maxim Index 600 Portfolio, Maxim Templeton International Equity Portfolio, Maxim Ariel MidCap Value Portfolio, Maxim Value Index Portfolio, Maxim Growth Index Portfolio, Maxim Moderately Aggressive Profile I Portfolio, Maxim Moderately Conservative Profile I Portfolio, Maxim Aggressive Profile I Portfolio, Maxim Ariel Small Cap Value Portfolio, Maxim Loomis Sayles Small Cap Value Portfolio, Maxim Loomis Sayles Bond Portfolio, Maxim T. Rowe Price Equity Income Portfolio, Maxim INVESCO ADR Portfolio, Maxim INVESCO Small Cap Growth Portfolio, Maxim Short Duration Bond Portfolio, Maxim INVESCO Balanced Portfolio, Maxim Founders Growth & Income Portfolio, Maxim T. Rowe Price MidCap Growth Portfolio, Maxim Moderate Profile I Portfolio, Maxim Conservative Profile I Portfolio;

is incorporated by reference to Registrant's Post-Effective Amendment No. 77 filed February 14, 2003, File No. 002-75503.